UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway,  22nd Floor

New York, New York 10019

(Address of principal executive offices)

(917)  368-8600

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in Registrant’s Certifying Accountant.

On March 23, 2017, Bankrate, Inc. (the “Company”), upon the approval of the Audit Committee (the “Committee”) of the Board of Directors of the Company, notified Grant Thornton LLP (“Grant Thornton”), the Company’s current independent registered public accounting firm, that it would be dismissed from that position effective immediately. The decision to dismiss Grant Thornton was made as part of a competitive bidding process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

On March 23, 2017, the Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017.

The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.    During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015, and the interim period through March 23, 2017, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports.

Other reportable events under Regulation S-K Item 304(a)(1)(v):  (1) Grant Thornton’s report on the effectiveness of internal control over financial reporting as of December 31, 2015 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2015, because of the effect of a material weakness related to financial close and non-routine transactions, and (2) Grant Thornton’s report on the effectiveness of internal control over financial reporting as of December 31, 2016 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2016, because of the effect of a material weakness related to the validation of key inputs to the valuation reports used to determine the contingent consideration liability in connection with the acquisition of NextAdvisor and the valuation of the impairment of finite lived assets and goodwill for the Quizzle business.  The Committee has discussed the matters described in this paragraph with Grant Thornton, and has authorized Grant Thornton to respond fully to the inquiries of Deloitte concerning such matters.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. The letter from Grant Thornton is filed with this Current Report on Form 8-K as exhibit 16.1.

During the Company’s two most recent fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is filed herewith:

16.1Letter from Grant Thornton LLP, dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: March 28, 2017	BANKRATE, INC.
	By:	/s/ Steven D. Barnhart
Steven D. Barnhart SVP, Chief Financial Officer